UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)
555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	RUSHA	Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	RUSHB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On November 1, 2023, Rush Truck Leasing, Inc. (“RTL”), a wholly owned subsidiary of Rush Enterprises, Inc. (“Rush”), entered into that certain Second Amended and Restated Inventory Financing and Purchase Money Security Agreement (the “Agreement”) with PACCAR Leasing Company (“PLC”), a division of PACCAR Financial Corp.

Pursuant to the terms of the Agreement, PLC agreed to make up to $300 million of revolving credit loans to finance certain of RTL’s capital expenditures, including commercial vehicle purchases and other equipment to be leased or rented through RTL’s PacLease franchise. RTL may borrow, repay and reborrow loans from time to time until the maturity date, provided, however, that the outstanding principal amount on any date shall not exceed the borrowing base (as defined in the Agreement) and RTL shall not permit the value of any PLC financed assets (as defined in the Agreement) not manufactured by PACCAR, Inc. to exceed 30% of the borrowing base. In addition, RTL must maintain a minimum balance of $190 million. In connection with the Agreement, RTL issued a $300 million amended and restated promissory note to PLC (the “Note”).

Advances under the Agreement bear interest per annum, payable on the fifth day of the following month, at RTL’s option, at either (A) the prime rate (as defined in the Agreement), minus 1.95%, provided that the floating rate of interest is subject to a floor of 0%, or (B) a fixed rate, to be determined between RTL and PLC in each instance of borrowing at a fixed rate. Each request by RTL for an advance must be approved by PLC in its sole discretion. The Note is where the interest rates are described. The Note provides for a delinquency charge on late payments of the prime rate plus 2.0% per annum.

RTL may voluntarily prepay advances at any time, and there is no unused commitment fee. RTL granted PLC a security interest in: (i) all of the PLC financed assets; (ii) the leases between RTL and customers of RTL related to PLC financed assets; and (iii) all proceeds of any of the foregoing in whatever form, in order to secure its obligations under the Agreement. The Agreement expires December 1, 2025, although either party has the right to terminate the Agreement at any time upon 180 days written notice.

If at any time the outstanding balance of the loan exceeds the borrowing base, then at PLC’s request, RTL agrees to: (i) pay the amount of such excess within five (5) days following PLC’s written request; or (ii) grant PLC a security interest in additional PLC financed assets, and their corresponding leases, as necessary to make the borrowing base equal to or greater than the outstanding balance of the Note.

If an event of default exists under the Agreement, PLC will be able to terminate the Agreement and accelerate the maturity of all outstanding loans, as well as exercise other rights and remedies. Each of the following is an event of default under the Agreement:

●	failure to make timely payments with respect to the loan or to perform any obligations owed to PLC, as such obligations are set forth in the Agreement;

●	any material breach or falsity of any warranty, representation or statement made by RTL;

●	any material loss, theft, damage, destruction or encumbrance of the collateral;

●	bankruptcy or other insolvency events;

●	dissolution, merger or consolidation, material change in ownership of RTL or transfer of any substantial part of RTL’s property;

●	termination of the franchise agreement between RTL and PLC.

Rush has guaranteed RTL’s obligations under the Agreement pursuant to a Corporate Guarantee previously provided to PLC, dated as of November 1, 2002 (the “Guarantee”).

The Agreement amends and restates that certain Amended and Restated Inventory Financing and Purchase Money Security Agreement, dated as of October 1, 2021.

The foregoing description is qualified in its entirety by reference to the full text of (i) the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference, (ii) the Note, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference; and (iii) the Guarantee, which was attached as Exhibit10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2021.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the Agreement is incorporated into this Item 2.03 by reference.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Inventory Financing and Purchase Money Security Agreement, dated as of November 1, 2023 by and between Rush Truck Leasing, Inc. and PACCAR Leasing Company.
10.2	Promissory Note dated November 1, 2023.
10.3	Corporate Guaranty dated November 1, 2022 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K (File No. 000-20797) filed October 7, 2021).
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: November 6, 2023	By:	/s/ Michael Goldstone
Michael Goldstone Senior Vice President, General Counsel and Corporate Secretary